Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Schedule 13D, (including amendments thereto) relating to the beneficial ownership of common stock of Cesca Therapeutics Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to this statement on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein and therein, This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 21, 2016	BOYALIFE INVESTMENT INC.

	By:	/s/ Xiaochun Xu
	Name:	Xiaochun Xu
	Title:	Chairman

Dated: February 21, 2016	BOYALIFE (HONG KONG) LIMITED

	By:	/s/ Xiaochun Xu
	Name:	Xiaochun Xu
	Title:	Chairman